UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2017 (June 16, 2017)
Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. []

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously announced, Mr. Michael W. Brown retired from the board of directors (the "Board") of Insperity, Inc. (the "Company"), effective as of the adjournment of the Company's 2017 Annual Meeting of Stockholders held on June 16, 2017 (the “2017 Annual Meeting”). Mr. Brown was chair of the Company’s Compensation Committee and a member of the Company’s Nominating and Corporate Governance Committee of the Board of Directors. Effective as of Mr. Brown's retirement from the Board, the number of directors comprising the Board is fixed at eight.

In addition, on June 16, 2017, as described in Item 5.07 below, the stockholders of the Company approved the Insperity, Inc. 2012 Incentive Plan, as amended and restated (the “Amended Plan”). All employees of the Company and its subsidiaries, including its executive officers, and non-employee directors of the Company are eligible for awards under the Amended Plan.

Under the Amended Plan, the number of shares of the Company’s common stock available for issuance was increased by 1,000,000 shares. Further, and in addition to reflecting the prior amendments to the original Insperity, Inc. 2012 Incentive Plan (the “Original Plan”), the Amended Plan (1) removed the requirement in the Original Plan that generally required accelerated or single trigger vesting of awards upon a change in control of the Company and preserved the discretion of the Compensation Committee of the Board to accelerate or not accelerate awards upon a change in control of the Company; (2) confirmed that the expiration of all options and stock appreciation rights granted under the Amended Plan will be no later than the 10th anniversary of their grant date; (3) added a calendar year limit on total compensation (cash paid outside the Amended Plan and awards granted under the Amended Plan, excluding any amounts deferred from a prior calendar year) paid to a non-employee director by the Company of $500,000; and (4) increased the calendar year limit for awards payable to an employee in cash from $4,000,000 to $5,000,000.

For additional information regarding the Amended Plan, please see the summary of the Amended Plan included in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 1, 2017 (the “Proxy Statement”) under “Proposal Number 5: Approval of the Insperity, Inc. 2012 Incentive Plan, as Amended and Restated — Summary of the Amended Plan,” which summary is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2017, the Company held its 2017 Annual Meeting at its corporate headquarters in Kingwood, Texas. The results of the matters submitted to a vote of the stockholders at the 2017 Annual Meeting were as follows:

(i)	To elect the persons named below as Class I directors for a term expiring at the 2020 annual meeting of stockholders:

Director	For	Against	Abstain	Broker Non-Votes

Timothy T. Clifford	16,041,394	84,436	6,778	3,112,509
Michelle McKenna-Doyle	15,423,171	702,961	6,476	3,112,509
Austin P. Young	15,143,534	982,447	6,627	3,112,509

(ii)	To cast an advisory vote to approve the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes

15,831,882	286,251	14,475	3,112,509

(iii)	To cast an advisory vote on the frequency of holding the advisory vote on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

12,567,941	16,685	3,544,500	3,482	3,112,509

(iv)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain

18,960,000	282,422	2,695

(v)	To approve the Insperity, Inc. 2012 Incentive Plan, as amended and restated:

For	Against	Abstain	Broker Non-Votes

15,707,424	416,318	8,866	3,112,509

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1 — Insperity Inc. 2012 Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:    /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date:    June 20, 2017

EXHIBIT INDEX

Exhibit
No.    Description

10.1 —    Insperity Inc. 2012 Incentive Plan, as amended and restated